UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

AMERICAN EQUITY

INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-31911	42-1447959
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa		50266
(Address of Principal Executive Offices)		(Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On August 20, 2009, American Equity Investment Life Holding Company (the “Company”) entered into a distribution agreement (the “FPK Agreement”) with Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC (“FPK”) and a distribution agreement (the “Sander O’Neill Agreement,” and together with the FPK Agreement, the “Agreements”) with Sandler O’Neill & Partners, L.P (“Sandler O’Neill”). Pursuant to the terms of the Agreements, the Company may sell from time to time through FPK or Sandler O’Neill, as the Company’s agents, shares of the Company’s common stock having an aggregate offering price of up to $50,000,000 (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices. The Company may also agree to sell shares to FPK and Sandler O’Neill, as principal, for their own account, on terms agreed to by the parties to such agreement. The Shares will be issued pursuant to the Company’s shelf registration statement, which was declared effective by the Securities and Exchange Commission on May 4, 2009 (the “Registration Statement”) on Form S-3 (File No. 333-157846).

The Company is not obligated to sell and FPK and Sandler O’Neill are not obligated to buy or sell any Shares under the Agreements. No assurance can be given that the Company will sell any Shares under the Agreements, or, if it does, as to the price or amount of Shares that it sells, or the dates when such sale will take place.

The FPK Agreement and Sandler O’Neill Agreement are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and the above description of certain terms of the Agreements is qualified in its entirety by reference to such exhibits. For a more detailed description of the Agreements, see the disclosure under the caption “Plan of Distribution” contained in the Company’s Prospectus Supplement dated August 20, 2009 to the Prospectus dated May 4, 2009, each of which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Agreements are incorporated by reference into the Registration Statement.

In reviewing the Agreements included as exhibits to this report, please remember they are included to provide you with information regarding their terms. The Agreements contain representations and warranties by the Company, which have been made solely for the benefit of FPK and Sandler O’Neill and should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the Agreements or such other date or dates as may be specified in the Agreements and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

A copy of the opinion of Marla G. Lacy, Associate General Counsel of the Company, relating to the legality of the Shares, is filed as Exhibit 5.1 to this report and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	5.1	Opinion of Marla G. Lacey, Associate General Counsel of American Equity Investment Life Holding Company

	23.1	Consent of Marla G. Lacey (contained in Exhibit 5.1)

	99.1	Distribution Agreement, dated August 20, 2009, between American Equity Investment Life Holding Company and Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC

	99.2	Distribution Agreement, dated August 20, 2009, between American Equity Investment Life Holding Company and Sandler O’Neill & Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ Wendy L. Carlson
	Name:	Wendy L. Carlson
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Marla G. Lacey, Associate General Counsel of American Equity Investment Life Holding Company

23.1	Consent of Marla G. Lacey (contained in Exhibit 5.1)

99.1	Distribution Agreement, dated August 20, 2009, between American Equity Investment Life Holding Company and Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC

99.2	Distribution Agreement, dated August 20, 2009, between American Equity Investment Life Holding Company and Sandler O’Neill & Partners, L.P.